EXHIBIT 4.1


                            PENDARIES PETROLEUM LTD.

                             1997 STOCK OPTION PLAN
                             AS AMENDED AND RESTATED


          PENDARIES  PETROLEUM  LTD.  (the  "Corporation")   hereby  adopts  the
following revised stock option plan of the Corporation (the "Plan"):

          1. DEFINITIONS. In the Plan, the following words and expressions shall have the respective meanings ascribed to them below:

                  "BOARD" means the board of directors of the Corporation.

                  "CONSULTANT" means any person retained in a consulting or similar capacity by the Corporation, Sino-American or any of their subsidiaries.

                  "ELIGIBLE PERSON" means any director, officer, employee or Consultant of the Corporation, Sino-American or any of their Subsidiaries.

                  "EXERCISE PRICE" of an Option means the price payable for a Share upon the exercise of the Option determined by the Board, provided that such price shall in no event be less than the Market Price of a Share on the last trading day immediately preceding the day on which the Option is granted.

                  "MARKET PRICE" of a Share on a particular day means the closing price of a Share on such day on the principal trading system or stock exchange on which the Shares traded on such day, provided it is not lower than the closing price of a Share on The Toronto Stock Exchange on such day (or on a day on which there was no trade in the Shares, the average bid and asked prices for the Shares on such stock exchange on such day, provided it is not lower than the average bid and asked prices for the Shares on The Toronto Stock Exchange on the last five previous days) provided that the Market Price shall be so determined in Canadian dollars and shall be rounded to the nearest whole cent.

                  "OPTION" means an option, granted to an Eligible Person in accordance with the terms of the Plan, to acquire a Share from the Corporation upon the exercise of the option and upon payment of the Exercise Price.

                  "OPTIONEE" in respect of an Option means the Eligible Person to whom the Option was granted.

                  "OUTSTANDING ISSUE" means, from time to time, the aggregate number of Shares issued and outstanding on a non-diluted basis.

                  "SHARE" means a common share in the capital of the Corporation and any Shares of the Corporation into which such common share is changed, classified, reclassified, subdivided, consolidated or converted whether by reason of an amalgamation or other form of reorganization.

                  "SHARE COMPENSATION ARRANGEMENT" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of Shares to one or more service providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise.

                  "SINO-AMERICAN" means Sino-American Energy Corporation.

                  "SUBSIDIARY" shall have the meaning ascribed thereto in the Securities Act (Ontario).

          2. SUPERSEDES 1997 OPTION PLAN. This Plan supersedes and replaces, in all respects the 1997 option plan adopted by the Board on May 23, 1997 (the "1997 OPTION PLAN") provided, however, that any option to acquire Shares granted under the 1997 Option Plan that remains outstanding and unexercised shall remain outstanding and shall continue to be governed by, and may be exercised in accordance with, the terms of the 1997 Option Plan and any agreement entered into by the Corporation in respect of such options.

          3. PURPOSE. The purpose of this Plan is to secure for the Corporation and its shareholders the incentive inherent in share ownership by directors, officers, employees and Consultants of the Corporation, Sino-American, or any of their Subsidiaries who, in the opinion of the Board, will be largely responsible for the Corporation's future growth and success.

          4. NUMBER OF SHARES. (1) The total number of Shares so reserved by the Board shall not exceed one million (1,000,000) Shares and the total number of Shares so reserved for issuance to any one Optionee (whether under this Plan or otherwise at any time) shall not exceed five percent (5%) of the then Outstanding Issue. The Shares so reserved by the Board for Options under the Plan shall be authorized but unissued Shares.

          Nothing contained herein shall restrict or limit or be deemed to restrict or limit the rights or powers of the Board in connection with any allotment and issuance of any Shares which are not allotted and issued hereunder.

          5. ELIGIBILITY AND PARTICIPATION. Options shall not be granted under this Plan to any person other than an Eligible Person. No Eligible Person shall have any claim or right to be granted Options under the Plan.

          6. GRANTS OF OPTIONS. The Board shall, from time to time and in its sole discretion, determine the Eligible Persons to whom Options are to be granted under this Plan and may take into consideration the current and potential contributions of a particular Eligible Person to the success of the Corporation and such other factors which the Board deems proper and relevant.

          Options shall be granted by the Board in accordance with this Plan to Eligible Persons in its sole discretion and shall be subject to such approvals as may be required by applicable law or any trading system or stock exchange upon which any securities of the Corporation are authorized or listed.

          The grant of every Option hereunder shall be made by written agreement between the Corporation and the Optionee, the provisions of which shall conform to the provisions of this Plan and shall be otherwise satisfactory to the Board in its sole discretion.

          A grant of Options under the Plan shall not be construed as giving an Optionee any right to continue in the employment of, or as a director, officer or Consultant of, the Corporation, Sino-American or any of their Subsidiaries nor shall it affect the right of the Corporation, Sino-American or any of their Subsidiaries to terminate the employment of any Optionee or his acting as an officer or Consultant.

          7. EXERCISE OF OPTIONS. Subject to section 8, unless the Board specifically determines otherwise, the Options granted to an Optionee in a particular calendar month may be exercised by the Optionee, in whole or in part, from time to time at the Optionee's discretion, provided that all such Options that have not been exercised by the Optionee shall cease to be exercisable and shall expire upon the earliest of:

                    (i)  30  days  following  the   termination   for  cause  of
                    employment   of   the   Optionee   with   the   Corporation,
                    Sino-American or any of their Subsidiaries,

                    (ii) the fifth (5th) anniversary of the date on which the options were granted,

                    (iii) the third (3rd) anniversary of (a) the normal retirement of the Optionee from employment with, or as a director, officer or Consultant of, the Corporation, Sino-American or any of their Subsidiaries or (b) the death of the Optionee while serving as a director, officer, Consultant or employee of the Corporation, Sino-American or any of their Subsidiaries and

                    (iv) the end of the ninetieth (90th) day next following the termination of employment of the Optionee with, or resignation or removal of the Optionee as a director, officer or Consultant of, the Corporation, Sino-American or any of their Subsidiaries for any reason other than a reason referred to in subparagraph (i), (ii) or (iii) hereof, except where, in the reasonable opinion of the Board, such termination or resignation or removal was by reason of the disability of the Optionee.

          The exercise of an Option will be contingent upon receipt by the Corporation of payment of the full exercise price of such Option. No Optionee or legal representative, legatee or distributee in respect of an Optionee shall be considered to be a holder of any Share subject to an Option, unless and until such Share has been fully paid for and issued upon the exercise of the Option.

          8. TAXES. The Corporation may require an Optionee, as a condition of exercise of an Option, to pay to or reimburse the Corporation for any taxes which are required to be withheld and remitted by it in respect of the exercise of such Option under any applicable laws.

          9. EFFECT OF TAKE-OVER BID. If a bona fide offer for Shares is made to an Optionee or to shareholders generally or to a class of shareholders which includes an Optionee, and the offer, if accepted in whole or in part by any person or persons, would result in the offeror exercising control over the Corporation within the meaning of subsection 1(3) of the Securities Act (Ontario) (as amended from time to time) then the Corporation shall, immediately upon receipt of notice of the offer, notify each Optionee currently holding an Option of the offer, with full particulars thereof; whereupon, such Option may be exercised by the Optionee so as to permit the Optionee to tender the Share received upon such exercise pursuant to the offer.

          10. CHANGES TO SHARES. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Shares of the Corporation by reason of any stock dividend, split, recapitalization, reclassification, arrangement, amalgamation, merger, consolidation, combination or exchange of Shares or distribution of rights to holders of Shares or any other form of corporate reorganization whatsoever, then any outstanding Options shall remain options to purchase shares of any successor corporation to the Corporation and an equitable adjustment shall be made to any Options then outstanding and the Exercise Price (or Prices) in respect of such Options. Such adjustments shall be made by the Board in its sole discretion and, subject to applicable law and the requisite approval of any stock exchange on which the Shares are listed for trading, shall be conclusive and binding for all purposes of the Plan.

          11. NECESSARY APPROVALS. The grant of Options, the obligations of the Corporation to sell and deliver Shares on the exercise of Options and any amendments to the Plan or agreements made under the Plan shall be subject to any approvals required by applicable law or any stock exchange on which the Shares are listed for trading being obtained.

          12. ADMINISTRATION OF THE PLAN. The Board may interpret the Plan and make all other determinations that it considers in its sole discretion to be necessary or advisable for the administration of the Plan. The Board may, in its sole discretion, prescribe, adopt, amend and rescind rules and regulations for carrying out and administering the Plan. The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. The administration of the Plan shall be the responsibility of the appropriate officers of the Corporation duly designated for the purposes thereof by the Board and all costs in respect thereof shall be paid by the Corporation.

          13. AMENDMENTS, ETC. TO THE PLAN. Subject to obtaining the consent of applicable securities regulatory authorities in those circumstances where such consent is required, and shareholder approval in those circumstances where such approval is required to be obtained by any such regulatory authority, the Board may amend, modify or terminate the Plan at any time if and when it considers it to be advisable to do so in its sole discretion, except with respect to any Option then outstanding under the Plan.

          14. NO UNDERTAKING OR REPRESENTATION. The Corporation makes no undertaking or representation as to the future value or price, or as to the listing on any stock exchange, of any Shares issued in accordance with the Plan.

          15. GOVERNING LAW AND INTERPRETATION. The Plan shall be governed by, and be construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

          16. COMPLIANCE WITH APPLICABLE LAW, ETC. If any provision of the Plan or any Option contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having jurisdiction or authority over the securities of the Corporation or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

          17. ASSIGNABILITY AND TRANSFERABILITY. Options (and any rights thereunder) shall not be assignable or transferable otherwise than by will or pursuant to the laws of succession or descent and distribution, and, during the lifetime of an Optionee, shall be exercisable only by the Optionee.

          18. ENUREMENT. The Plan shall enure to the benefit of, and be binding upon, the Corporation, its affiliates and their respective successors and assigns. The Plan shall enure to the benefit of, and be binding upon, an Optionee and the personal representative of a deceased Optionee.